UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Neutral Tandem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	31-1786871
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One South Wacker Drive, Suite 200, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-140127 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	NASDAQ Global Market

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-140127) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 22, 2007, as amended on each of February 26, 2007, March 16, 2007, August 13, 2007, September 21, 2007, October 4, 2007 and October 16, 2007, and as may be amended after the date hereof (the “Registration Statement”), is hereby incorporated by reference. Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2.	Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 29, 2007	NEUTRAL TANDEM, INC.

	By:	/s/ Robert Junkroski
	Name:	Robert Junkroski
	Title:	Chief Financial Officer